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                                                                    Exhibit 3.74

                            ARTICLES OF INCORPORATION

                                       OF

                        FOUNTAIN AMBULANCE SERVICE, INC.

                               A CLOSE CORPORATION

     The undersigned, acting as incorporator of a corporation under the Code of Alabama, adopts the following Articles of Incorporation for such corporation:

     FIRST: The name of the Corporation is FOUNTAIN AMBULANCE SERVICE, INC.

     SECOND: The period of its duration is perpetual.

     THIRD: The purpose or purposes for which the corporation is organized shall be or to include, the transaction of any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act.

     FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 1000 shares with a par value of One ($1.00) Dollar.

     FIFTH: Provisions for the regulation of the internal affairs of the corporation shall be By Laws.

     SIXTH: The address of the initial registered office is 158 N. Beltline Hwy. Mobile, Alabama 36607, and the name of its initial registered agent at such address is KIMBERLY DAY DENNY.

     SEVENTH: There will be no directors of this corporation.

     EIGHTH: The name and address of the incorporators are as follows:

KIMBERLY KAY DENNY     JAMES PARTICK FOUNTAIN
158 N. Beltline Hwy.   158 N. Beltline Hwy.
Mobile, AL 36607       Mobile, AL 36607

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     NINTH: The corporation is a close corporation authorized by Section
10-2A-300, through 10-2A-313, Code of Alabama, (1975), as amended; the business of the corporation shall be managed by the Shareholders rather than by a Board of Directors. The names and addresses of the shareholders are as follows: JAMES PATRICK FOUNTAIN, 158 N. Beltline Hwy., Mobile, Alabama 36607, MARGARET R. FOUNTAIN, 158 N. Beltline Hwy., Mobile, Alabama 36607 and KIMBERLY KAY DENNY, 158 N. Beltline Hwy. Mobile, Alabama 36607.

     TENTH: For purposes of determining the number of holders of record of the stock of the corporation, stock which is held in joint tenancy or common tenancy or by the entireties shall be treated as held by one shareholder.

     ELEVENTH: All of the corporation's issued shares of all classes, exclusive of treasury shares, shall be held of record by not more than 30 persons.

     TWELFTH: The corporation hereby reserves the right to elect to do business as a "Small Business Corporation" pursuant to the provision of Sub Section 1371, et seq, of the Internal Revenue Act of 1954 as amended, should it elect to do so through all its stockholders.


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     THIRTEENTH: The Corporation may adopt a plan to offer shares of stock of common stock for sale under Sub-Section 1244 of the Internal Revenue Act of 1954 as amended.

DATED: Jan. 28th, 1992.


                                        /s/ James P. Fountain
                                        ----------------------------------------
                                        JAMES PATRICK FOUNTAIN
                                        Incorporator


                                        /s/ Kimberly Kay Denny
                                        ----------------------------------------
                                        KIMBERLY KAY DENNY
                                        Incorporator

THIS INSTRUMENT PREPARED BY:

CHARLES N. MCKNIGHT
ATTORNEY AT LAW
250 CONGRESS STREET
POST OFFICE BOX 2103
MOBILE, ALABAMA 36652-2103


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